Exhibit 99.1

             GLOBAL PARTNERS LP REPORTS STRONG FINANCIAL RESULTS FOR SECOND QUARTER 2006 COMPANY POSTS RECORD SECOND-QUARTER
                           NET INCOME OF $3.5 MILLION

     Waltham, Mass., August 10, 2006 - Global Partners LP (NYSE: GLP), one of New England's largest wholesale distributors of distillates, gasoline and residual oil to wholesalers, retailers and commercial customers, today announced financial results for the three months ended June 30, 2006.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND 2005

     Net income for the three months ended June 30, 2006 increased to $3.5 million, or $0.30 per diluted limited partner unit, from a net loss of $0.9 million for the same period in 2005. Adjusted net income per diluted limited partner unit was $0.30 for the second quarter of 2006. There is no year-over-year per unit comparison because Global Partners was not a public company in the second quarter of 2005. Adjusted net income per diluted limited partner unit is a non-GAAP (Generally Accepted Accounting Principles) financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for a reconciliation of net income per diluted limited partner unit to adjusted net income per diluted limited partner unit for the three months ended June 30, 2006.

     Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended June 30, 2006 increased more than 200% to $6.6 million from $2.2 million for the same period in 2005. EBITDA is a non-GAAP measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of GAAP net income to EBITDA and cash flow from operating activities to EBITDA for the three months ended June 30, 2006 and 2005.

     Distributable cash flow for the second quarter of 2006 was $4.2 million. Distributable cash flow is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of GAAP net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the three months ended June 30, 2006.

     Reflecting higher commodity prices, sales for the three months ended June 30, 2006 increased approximately 35% to $1.0 billion from $763.2 million in the same period of 2005. Sales in the Wholesale segment increased approximately 39% to $950.8 million from $684.2 million in the second quarter of 2005. Sales in the Commercial segment increased approximately 2% to $80.6 million from $79.0 million in the second quarter of 2005.

     For the three months ended June 30, 2006, Global Partners reported combined gross profit of $20.6 million, compared with $14.5 million in the same period of 2005.

     "Global's outstanding financial performance was driven by our focus on higher-margin product lines," said President and Chief Executive Officer Eric Slifka. "While temperatures in the second quarter were warmer than normal, our results underscore the strength of our non-weather dependent products, superior logistics and supply expertise."

RECENT HIGHLIGHTS

Since the end of the first quarter:

     o The Partnership declared a cash distribution of $0.4375 per unit for the period from April 1, 2006 through June 30, 2006. This distribution represents an increase of approximately 3% over the first-quarter 2006 distribution and approximately 6% since Global Partners' initial public offering in September 2005.

     o Global Partners completed the acquisition of a refined petroleum products terminal in Bridgeport, Connecticut. The terminal has storage capacity for approximately 109,000 barrels of refined products, including #2 fuel oil and low sulfur diesel.

     o Global Partners signed an agreement with its 11-member bank group to amend the Partnership's Revolving Credit Facility, increasing its borrowing capacity by $100 million to a total of $600 million.

     o Thomas J. Hollister joined Global Partners on July 1 as Executive Vice President and Chief Financial Officer. Mr. Hollister is the former Vice Chairman of Citizens Financial Group, Inc. and the former Chairman, President and Chief Executive Officer of Citizens Capital, Inc., the corporation's Private Equity and Venture Capital Business.

FINANCIAL RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

     For the first six months of 2006, Global Partners reported combined gross profit of $52.9 million, an increase of 23% from $42.9 million for the same period in 2005. Sales for the first six months of 2006 increased to $2.4 billion compared with $1.9 billion for the same period in 2005. Sales in the Wholesale segment grew 26% to $2.1 billion in the first six months of 2006 from $1.7 billion in the same period of 2005. Sales in the Commercial segment rose by 15% in the first six months of 2006 to $234.6 million from $203.9 million in the same period of 2005.

     Net income for the six months ended June 30, 2006 was $16.2 million, or $1.15 per diluted limited partner unit, versus $10.4 million for the first six months of 2005. Adjusted net income per diluted limited partner unit was $1.40 for the first six months of 2006. There is no year-over-year per unit comparison because Global Partners was not a public company in the first half of 2005. Please refer to Financial Reconciliations included in this news release for a reconciliation of net income per diluted limited partner unit to adjusted net income per diluted limited partner unit for the six months ended June 30, 2006.

     For the first six months of 2006, Global Partners' EBITDA was $23.4 million compared with $16.6 million for the same period in 2005. Please refer to Financial Reconciliations included in this news release for a reconciliation of GAAP net income to EBITDA and cash flow from operating activities to EBITDA for the six months ended June 30, 2006 and 2005.

     Distributable cash flow for the first six months of 2006 was $17.8 million. Please refer to Financial Reconciliations included in this news release for reconciliations of GAAP net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the six months ended June 30, 2006.

FINANCIAL RESULTS CONFERENCE CALL

     Management will review Global Partners' second-quarter 2006 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

     DIAL-IN NUMBERS:           (800) 289-0493 (U.S. and Canada)
                                (913) 981-5510 (International)

     FIVE-DAY REPLAY:           (888) 203-1112 (U.S. and Canada)
                                (719) 457-0820 (International)

     CONFERENCE CODE:           3074983 (Required for replay only)

     The call also will be audio webcast live and archived on the Global Partners' website, http://www.globalp.com.

USE OF NON-GAAP FINANCIAL MEASURES

     Net income per diluted limited partner unit as dictated by Emerging Issues Task Force 03-06 ("EITF 03-06") is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The Partnership Agreement does not provide for the quarterly distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions the Partnership has paid historically and will pay in future periods are not impacted by net income per diluted limited partner unit as dictated by EITF 03-06.

     Global Partners uses adjusted net income per diluted limited partner unit to measure its per unit financial performance. Adjusted net income per diluted limited partner unit, as presented in the table below, is defined as net income after adding back the theoretical amount allocated to the general partner's interest as provided under EITF 03-06, divided by the weighted average number of outstanding diluted limited partner units during the period.

     Global Partners uses EBITDA as a supplemental financial measure to assess: its compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; its operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. EBITDA is not calculated or presented in accordance with generally accepted accounting principles, or GAAP. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

     Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flows at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income or any other indicator of the Partnership's performance required by GAAP. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

ABOUT GLOBAL PARTNERS LP

     Global Partners LP, a master limited partnership based in Waltham, Massachusetts, is one of the largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline and residual oil to wholesalers, retailers and commercial customers in New England. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

SAFE HARBOR STATEMENT

     This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Contacts:
     Thomas J. Hollister                          Edward J. Faneuil
     Executive Vice President and                 Executive Vice President,
     Chief Financial Officer                      General Counsel and Secretary
     Global Partners LP                           Global Partners LP
     (781) 894-8800                               (781) 894-8800

     The financial statements and financial information presented below reflect the operations of Global Partners LP

GLOBAL PARTNERS LP
CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

                                                                 SUCCESSOR     PREDECESSOR       SUCCESSOR     PREDECESSOR
                                                               ----------------------------    ----------------------------
                                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                         JUNE 30,                        JUNE 30,
                                                               ----------------------------    ----------------------------
                                                                   2006            2005            2006            2005
                                                               ------------    ------------    ------------    ------------
                                                               Consolidated      Combined      Consolidated      Combined
Sales                                                          $  1,031,353    $    763,197    $  2,382,376    $  1,915,276
Cost of sales                                                     1,010,709         748,706       2,329,515       1,872,397
                                                               ------------    ------------    ------------    ------------
Gross profit                                                         20,644          14,491          52,861          42,879

Selling, general and administrative expenses                          9,416           8,193          19,988          17,783
Operating expenses                                                    5,266           4,844          10,817           9,910
Amortization expenses                                                   406             405             812             811
                                                               ------------    ------------    ------------    ------------
Operating income                                                      5,556           1,049          21,244          14,375

Interest expense                                                     (1,786)         (1,952)         (4,106)         (3,978)
                                                               ------------    ------------    ------------    ------------

Income before income tax expense                                      3,770            (903)         17,138          10,397

Income tax expense                                                      290               -             970               -
                                                               ------------    ------------    ------------    ------------

Net income (loss)                                                     3,480    $       (903)         16,168    $     10,397
                                                                               ============                    ============

Less:
General partner's interest in net income                                 70                             324
                                                               ------------                    ------------
Limited partners' interest in net income                       $      3,410                    $     15,844
                                                               ============                    ============

Net income per limited partner unit, basic and diluted(1)(2)   $       0.30                    $       1.15
                                                               ============                    ============

Weighted average limited partners' units outstanding,
basic and diluted                                                    11,285                          11,285
                                                               ============                    ============

(1) Under the provisions of Emerging Issues Task Force ("EITF") 03-06, "Participating Securities and the Two-Class Method under FASB Statement No. 128," ("EITF 03-06"), net income per limited partner unit for the six months ended June 30, 2006 assumes a theoretical distribution of earnings. Although this theoretical calculation provided by EITF 03-06 does not impact the Partnership's overall net income, it does reduce the Partnership's net income per limited partner unit for the six months ended June 30, 2006. EITF 03-06 does not impact the net income per limited partner unit calculation for the three months ended June 30, 2006 because the Partnership's net income did not exceed its distributions for the period.

(2)  See Financial Reconciliations, Table #1.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

                                                       JUNE 30,     DECEMBER 31,
                                                         2006           2005
                                                     ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                          $        940   $      1,769
  Accounts receivable, net                                168,800        237,861
  Accounts receivable - affiliates                          1,783          2,005
  Inventories                                             263,937        260,714
  Brokerage margin deposits                                 5,517          9,210
  Prepaid expenses and other current assets                12,676          7,781
                                                     ------------   ------------
    Total current assets                                  453,653        519,340

Property and equipment, net                                26,145         21,975
Intangible assets, net                                      9,791         10,603
Other assets                                                2,585          2,838
                                                     ------------   ------------

    Total assets                                     $    492,174   $    554,756
                                                     ============   ============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable                                   $    184,168   $    259,463
  Notes payable, other - current portion                      297            297
  Income taxes payable                                        739          1,200
  Accrued expenses and other current liabilities           24,454         28,615
  Obligations on forward fixed price contracts
   and other derivatives                                    9,863          1,038
                                                     ------------   ------------
    Total current liabilities                             219,521        290,613

Long-term liabilities:
  Revolving line of credit                                183,800        181,600
  Notes payable, other -- less current portion              1,412          1,559
  Other long-term liabilities                               4,592          4,676
                                                     ------------   ------------
    Total long-term liabilities                           189,804        187,835

Partners' equity                                           82,849         76,308
                                                     ------------   ------------

    Total liabilities and partners' equity           $    492,174   $    554,756
                                                     ============   ============

GLOBAL PARTNERS LP
Financial Reconciliations
(In thousands, except per unit data)
(Unaudited)

                                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
TABLE 1 - RECONCILIATION OF NET INCOME PER DILUTED LIMITED               JUNE 30,                        JUNE 30,
  PARTNER UNIT TO ADJUSTED NET INCOME PER DILUTED              ----------------------------    ---------------------------
  LIMITED PARTNER UNIT                                             2006            2005            2006           2005
------------------------------------------------------------   ------------    ------------    ------------   ------------
Net income per diluted limited partner unit under EITF 03-06   $       0.30                    $       1.15

Dilutive impact of theoretical distribution of earnings                   -                            0.25
                                                               ------------                    ------------
Adjusted net income per diluted limited partner unit           $       0.30                    $       1.40
                                                               ============                    ============

TABLE 2 - RECONCILIATION OF GAAP NET INCOME TO EBITDA
------------------------------------------------------------

GAAP net  income (loss)                                        $      3,480    $       (903)   $     16,168   $     10,397

Depreciation and amortization                                         1,088           1,106           2,160          2,227

Interest expense                                                      1,786           1,952           4,106          3,978

Income tax expense                                                      290               -             970              -
                                                               ------------    ------------    ------------   ------------
EBITDA                                                         $      6,644    $      2,155    $     23,404   $     16,602
                                                               ============    ============    ============   ============

TABLE 3 - RECONCILIATION OF CASH FLOW FROM OPERATING
  ACTIVITIES TO EBITDA
------------------------------------------------------------

Cash flow from operating activities                            $    (44,350)   $        186    $     12,239   $     40,961

Increase (decrease) in operating assets and liabilities              48,918              17           6,089        (28,337)

Interest expense                                                      1,786           1,952           4,106          3,978

Income tax expense                                                      290               -             970              -
                                                               ------------    ------------    ------------   ------------
EBITDA                                                         $      6,644    $      2,155    $     23,404   $     16,602
                                                               ============    ============    ============   ============

TABLE 4 - RECONCILIATION OF GAAP NET INCOME TO
  DISTRIBUTABLE CASH FLOW
------------------------------------------------------------

GAAP net  income                                               $      3,480                    $     16,168

Depreciation and amortization                                         1,088                           2,160

Maintenance capital expenditures                                       (411)                           (515)
                                                               ------------                    ------------
Distributable cash flow                                        $      4,157                    $     17,813
                                                               ============                    ============

TABLE 5 - RECONCILIATION OF CASH FLOW FROM OPERATING
  ACTIVITIES TO DISTRIBUTABLE CASH FLOW
------------------------------------------------------------

Cash flow from operating activities                            $    (44,350)                   $     12,239

Increase (decrease) in operating assets and liabilities              48,918                           6,089

Maintenance capital expenditures                                       (411)                          (515)
                                                               ------------                    ------------
Distributable cash flow                                        $      4,157                    $     17,813
                                                               ============                    ============

     Note to Editors: This release is also available on the Internet at http://www.globalp.com